Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

October 28, 2009

UQM Technologies, Inc.

7501 Miller Drive

Frederick, Colorado 80530

Re:	UQM Technologies, Inc.
Registration Statement on Form S-3
Registration No. 333-160913

Ladies and Gentlemen:

We have acted as counsel to UQM Technologies, Inc., a Colorado corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-160913) (the “Registration Statement”) filed by the Company and the Guarantor with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the Prospectus, dated July 30, 2009, constituting a part of the Registration Statement (the “Base Prospectus”), the preliminary Prospectus Supplement, dated October 22, 2009 (the “Preliminary Prospectus Supplement”) and the final Prospectus Supplement, dated October 23, 2009 (the “Final Prospectus Supplement” and, together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”), relating to the issuance and sale of up to 8,625,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with the Company’s preparation and filing of the Registration Statement and the Prospectus, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals.  As to matters of fact not directly within our actual knowledge, we have relied upon certificates and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

i.                                          The Registration Statement and the Prospectus;

ii.                                       The Restated Articles of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;

iii.                                    The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company;

iv.                                   The Purchase Agreement, dated as of October 23, 2009 (the “Purchase Agreement”), between the Company and Piper Jaffray & Co., as Representative of the several Underwriters listed in Schedule I thereto;

v.                                      Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof authorizing the issuance and sale of the Shares, the execution and delivery by the Company of the Purchase Agreement and the performance by the Company of its obligations thereunder, certified as of a recent date by an officer of the Company;

vi.                                   Such other records of the corporate proceedings of the Company that we considered necessary or appropriate for the purpose of rendering this opinion;

vii.                                Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and

viii.                             Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

Based on and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares are duly authorized, and the Shares will be validly issued, fully paid and non-

assessable when the Shares have been issued and sold by the Company and the Company has received the purchase price therefor, in accordance with the terms of the Purchase Agreement.

The opinions expressed herein are limited to the laws of the State of Colorado.

This opinion may be filed as part of the Company’s Current Report on Form 8-K to be filed for the purpose of including this opinion as part of the Registration Statement.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP